Exhibit 99.1

4675 MacArthur Court, Suite 800
Newport Beach, California 92660 USA
949.437.1000   fax: 949.724.1397
www.cleanenergyfuels.com

Clean Energy Reports 82.9 Million Gallons Delivered and Revenue of $108.0 Million for Second Quarter of 2016

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) ("Clean Energy" or the "Company") today announced operating results for the second quarter ended June 30, 2016.

The Company delivered 82.9 million gallons in the second quarter of 2016, an 11% increase from 74.4 million gallons delivered in the second quarter of 2015.

Revenue for the second quarter of 2016 was $108.0 million, a 24% increase from $86.9 million for the second quarter of 2015. Revenue for the second quarter of 2016 included $6.5 million of excise tax credits for alternative fuels ("VETC") whereas the second quarter of 2015 did not include any VETC revenue. Additionally, the Company’s deliveries of vehicle fuel renewable natural gas and customer station construction activity favorably impacted revenue in the second quarter of 2016.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “We had another strong quarter with positive Adjusted EBITDA and continued improvements to our capitalization. We believe the increasing attention to the immediate favorable environmental impacts of natural gas and particularly our Redeem renewable natural gas, coupled with growing volumes through customer fleet expansions and increased market penetration, are coming through in our operating results."

Adjusted EBITDA for the second quarter of 2016 was $26.7 million compared with Adjusted EBITDA of $(2.6) million in the second quarter of 2015. Adjusted EBITDA for the second quarter of 2016 included the VETC revenue and a gain of $10.1 million from the repayment or repurchase of a portion of the Company’s convertible debt (the "debt repurchase"). For the six months ended June 30, 2016, Adjusted EBITDA was $56.5 million compared with Adjusted EBITDA of $(8.2) million for the same period in 2015. Adjusted EBITDA for the six months ended June 30, 2016 included VETC revenue and a gain of $26.0 million from the debt repurchase. Adjusted EBITDA is described below and reconciled to GAAP net income (loss) attributable to Clean Energy Fuels Corp.

On a GAAP basis, net income for the second quarter of 2016 was $1.5 million, or $0.01 per share, compared to a net loss of $(30.0) million, or $(0.33) per share, for the second quarter of 2015. Net income on a GAAP basis for the second quarter of 2016 included the VETC revenue and the gain from the debt repurchase. For the six months ended June 30, 2016, net income was $4.4 million, or $0.04 per share, compared to a net loss of $(61.1) million, or $(0.67) per share, for the same period in 2015. Net income on a GAAP basis for the six months ended June 30, 2016 included the VETC revenue and the gain from the debt repurchase.

Non-GAAP income per share for the second quarter of 2016 was $0.03, compared with a non-GAAP loss per share for the second quarter of 2015 of $(0.29). Non-GAAP income per share for the second quarter of 2016 included the VETC revenue and the gain from the debt repurchase. For the six months ended June 30, 2016, Non-GAAP income per share was $0.08, compared with a Non-GAAP loss per share for the same period in 2015 of $(0.61). Non-GAAP income per share for the six months ended June 30, 2016 included the VETC revenue and the gain from the debt repurchase. Non-GAAP income (loss) per share is described below and reconciled to GAAP net income (loss) attributable to Clean Energy Fuels Corp.

Subsequent to June 30, 2016, the Company entered into privately negotiated exchange agreements with the holders of its convertible notes due in August 2016 ("SLG Notes"). Under the exchange agreements, the holders of the SLG Notes agreed to exchange all outstanding principal and interest owed under the SLG Notes, totaling $85.0 million in principal plus $0.2 million in interest, for an aggregate of 14.0 million shares of the Company's common stock plus $38.2 million in cash. Following the exchange, the Company has no further obligations related to the SLG Notes.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company uses non-GAAP financial measures called non-GAAP earnings per share ("non-GAAP EPS" or "non-GAAP earnings/loss per share") and adjusted EBITDA ("Adjusted EBITDA"). Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis.

Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or, when specified, non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income/loss per share or operating income (loss) or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Management compensates for these limitations by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation charges, plus or minus any loss (gain) from changes in the fair value of derivative warrants and plus the charges relating to the move of the Company’s headquarters ("HQ Lease Exit"), the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance, which may obscure trends in a company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash loss (gain) from changes in the fair value of derivative warrants is useful to investors because the valuation of the derivative warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and it enables investors to compare the Company’s performance with other companies that have different capital structures. The Company’s management believes that excluding the HQ Lease Exit is useful to investors because the charges are not part of or representative of the core operations of the Company.

The table below shows non-GAAP EPS and also reconciles these figures to GAAP net income (loss) attributable to Clean Energy Fuels Corp.:

	Three Months Ended June 30,		Six Months Ended June 30,
(in 000s, except per-share amounts)	2015	2016	2015	2016
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(29,962)	$1,530	$(61,109)	$4,358
Stock-Based Compensation, Net of $0 Tax	2,663	2,037	5,353	4,456
Loss (Gain) From Change in Fair Value of Derivative Warrants	300	(1)	(583)	1
HQ Lease Exit	243	—	344	—
Adjusted Net Income (Loss)	$(26,756)	$3,566	$(55,995)	$8,815
Weighted-Average Common Shares Outstanding - Diluted	91,480,998	111,743,512	91,399,478	106,252,692
Non-GAAP Income (Loss) Per Share	$(0.29)	$0.03	$(0.61)	$0.08

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock-based compensation charges, plus or minus loss (gain) from changes in the fair value of derivative warrants and plus the HQ Lease Exit. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to GAAP net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended June 30,		Six Months Ended June 30,
(in 000s)	2015	2016	2015	2016
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(29,962)	$1,530	$(61,109)	$4,358
Income Tax Expense	740	432	1,594	813
Interest Expense, Net	9,973	7,821	19,868	16,981
Depreciation and Amortization	13,402	14,920	26,288	29,881
Stock-Based Compensation, Net of $0 Tax	2,663	2,037	5,353	4,456
Loss (Gain) From Change in Fair Value of Derivative Warrants	300	(1)	(583)	1
HQ Lease Exit	243	—	344	—
Adjusted EBITDA	$(2,641)	$26,739	$(8,245)	$56,490

Gallons Delivered

The Company defines “gallons delivered” as its gallons of compressed natural gas ("CNG"), liquefied natural gas ("LNG") and renewable natural gas ("RNG"), along with its gallons associated with providing operations and maintenance services, delivered to its customers during the applicable period plus the Company's proportionate share of gallons delivered by joint ventures.

The table below shows gallons delivered for the three and six months ended June 30, 2015 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
Gallons Delivered (in millions)	2015	2016	2015	2016
CNG	54.9	63.9	107.3	125.0
RNG(1)	1.9	0.6	6.4	1.6
LNG	17.6	18.4	35.8	33.8
Total	74.4	82.9	149.5	160.4
(1) Represents RNG sold as non-vehicle fuel. RNG sold as vehicle fuel, also known as Redeem™, is included in CNG and LNG.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Saturday, September 10 by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13635572. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America.
We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG, and RNG fuel than any other company in the U.S. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding, among other things: adoption of natural gas as a vehicle fuel by fleets in the Company’s key customer markets and future growth and sales opportunities in these key customer markets, which include heavy-duty trucking, airports, refuse, public transit, industrial and institutional energy users and government fleets; the strength of the Company’s key markets and businesses; the strength of the Company’s position in the market; the benefits of natural gas (including renewable natural gas) relative to gasoline, diesel and other vehicle fuels, including economic and environmental benefits; continued interest and investment in natural gas as a vehicle fuel, including tax credits and other government incentives promoting the use of cleaner fuels; and the Company’s ability to successfully enter new markets and more deeply penetrate its current key markets, build, sell and open new natural gas fueling stations and add to its volume of gallons delivered. Actual results and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: future supply, demand, use and prices of crude oil and natural gas and fossil and alternative fuels, including gasoline, diesel, natural gas (including renewable natural gas), biodiesel, ethanol, electricity and hydrogen, as well as vehicles powered by these various fuels; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel; the Company’s ability to capture a substantial share of the anticipated growth in the market for natural gas fuel and otherwise compete successfully; the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. heavy-duty truck market; future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business and its debt repayment obligations (whether at or prior to maturity); the availability of tax credits and other government incentives for natural gas fueling and vehicles, changes to federal, state or local fuel emission standards or other environmental regulation applicable to natural gas production, transportation or use; the Company’s ability to manage and grow its RNG business; the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, including receiving revenue from these stations equal or greater to their costs; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to manage risks and uncertainties related to its international operations; the Company’s ability to hire and retain key personnel; the Company’s ability to integrate any mergers, acquisitions and investments; compliance with governmental regulations; and the Company’s ability to effectively manage its current LNG plants and RNG production facilities.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Annual Report on Form 10-K filed on March 3, 2016 and its Quarterly Report on Form 10-Q filed on August 9, 2016 with the Securities and Exchange Commission (www.sec.gov), contain more information onpotential factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster
Senior Vice President, Corporate Communications
949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2015	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$43,724	$102,316
Restricted cash	4,240	4,439
Short-term investments	102,944	79,364
Accounts receivable, net of allowance for doubtful accounts of $1,895 and $1,714 as of December 31, 2015 and June 30, 2016, respectively	73,645	77,681
Other receivables	60,667	31,037
Inventory	29,289	28,561
Prepaid expenses and other current assets	14,657	12,604
Total current assets	329,166	336,002
Land, property and equipment, net	516,324	495,791
Notes receivable and other long-term assets, net	14,732	17,990
Investments in other entities	5,695	2,657
Goodwill	91,967	94,405
Intangible assets, net	42,644	42,292
Total assets	$1,000,528	$989,137
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital lease obligations	$149,856	$139,428
Accounts payable	26,906	19,766
Accrued liabilities	59,082	49,978
Deferred revenue	10,549	9,299
Total current liabilities	246,393	218,471
Long-term portion of debt and capital lease obligations	352,294	284,361
Long-term debt, related party	65,000	65,000
Other long-term liabilities	7,896	8,156
Total liabilities	671,583	575,988
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 92,382,717 shares and 116,344,723 shares at December 31, 2015 and June 30, 2016, respectively	9	12
Additional paid-in capital	915,199	989,348
Accumulated deficit	(591,683)	(587,325)
Accumulated other comprehensive loss	(20,973)	(14,353)
Total Clean Energy Fuels Corp. stockholders’ equity	302,552	387,682
Noncontrolling interest in subsidiary	26,393	25,467
Total stockholders’ equity	328,945	413,149
Total liabilities and stockholders’ equity	$1,000,528	$989,137

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Revenue:
Product revenues	$75,744	$94,731	$145,041	$178,723
Service revenues	11,124	13,294	27,675	25,084
Total revenues	86,868	108,025	172,716	203,807
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	59,387	61,880	114,766	115,251
Service cost of sales	4,399	6,848	13,753	12,732
Loss (gain) from change in fair value of derivative warrants	300	(1)	(583)	1
Selling, general and administrative	28,994	25,262	59,227	50,855
Depreciation and amortization	13,402	14,920	26,288	29,881
Total operating expenses	106,482	108,909	213,451	208,720
Operating loss	(19,614)	(884)	(40,735)	(4,913)
Gain from extinguishment of debt	—	10,120	—	26,043
Interest expense, net	(9,973)	(7,821)	(19,868)	(16,981)
Other income (expense), net	317	(147)	864	103
Income (loss) from equity method investments	(345)	67	(549)	(7)
Income (loss) before income taxes	(29,615)	1,335	(60,288)	4,245
Income tax expense	(740)	(432)	(1,594)	(813)
Net income (loss)	(30,355)	903	(61,882)	3,432
Loss from noncontrolling interest	393	627	773	926
Net income (loss) attributable to Clean Energy Fuels Corp.	$(29,962)	$1,530	$(61,109)	$4,358
Income (loss) per share attributable to Clean Energy Fuels Corp.:
Basic	$(0.33)	$0.01	$(0.67)	$0.04
Diluted	$(0.33)	$0.01	$(0.67)	$0.04
Weighted-average common shares outstanding:
Basic	91,480,998	109,272,906	91,399,478	103,782,086
Diluted	91,480,998	111,743,512	91,399,478	106,252,692

Included in net income (loss) are the following amounts (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Station Construction Revenues	$9.5	$21.0	$16.0	$34.2
Station Construction Cost of Sales	(8.0)	(17.8)	(13.7)	(29.1)
Stock-Based Compensation Expense, Net of $0 Tax	(2.7)	(2.0)	(5.4)	(4.5)
VETC	—	6.5	—	12.9